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                                                                    EXHIBIT 2.12

                       DATED THIS     DAY OF             2000


                                     BETWEEN


                             ADAPTEC MFG (S) PTE LTD

                                       AND

                                  ROXIO CI LTD

                 -----------------------------------------------

                          TRANSFER OF ASSETS AGREEMENT

          relating to the transfer of assets by Adaptec Mfg (S) Pte Ltd in consideration of the allotment of shares in the
                             capital of Roxio CI Ltd

                 -----------------------------------------------



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THIS AGREEMENT is made on the        day of               2000


         BETWEEN

(1) ADAPTEC MFG (S) PTE LTD (Regn No. 00121/1987-N) ("Adaptec"), a company incorporated in the Republic of Singapore with its registered office at No. 2 Chai Chee Drive, Singapore 4690443);

         AND

(2) Roxio CI Ltd (Regn No. ) ("Roxio"), a company incorporated in the Cayman Islands with its registered office at (address)

         WHEREAS

(A) Adaptec is a private limited company incorporated in the Republic of Singapore and has at the date hereof the authorised share capital and issued and paid-up share capital as set out in Schedule 1.

(B) Roxio is currently a 100% owned subsidiary of Adaptec and has at the date hereof the authorised share capital and issued and paid-up share capital as set out in Schedule 2.

(C) Adaptec is desirous of transferring its assets ("hereinafter referred to as "SPG assets") as set out in Schedule 3 to its subsidiary, Roxio and in consideration therefor, Roxio shall issue (NO. OF SHARES) ordinary shares of US$1/- each in its capital to Adaptec as set out in
         Schedule 4 upon the terms and subject to the conditions contained in this Agreement.

         IT IS HEREBY AGREED as follows:-

1.       DEFINITIONS & INTERPRETATION

         In this Agreement, unless the subject or context otherwise requires:-

         1.1 the following words and expressions shall have the following meanings:-


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         "COMPLETION DATE"        means        or such other date as the parties
                                  hereto may agree in writing;

         "CONSIDERATION SHARES"   means (NO. OF SHARES) ordinary shares
                                  of US$1/- each in the capital of Roxio
                                  credited as fully paid up to be allotted and issued by Roxio to Adaptec as set out against its name in Schedule 4;

         "DIRECTORS"              means the directors (including their
                                  alternates) for the time being of Adaptec and Roxio and "Director" shall mean any of them;

         "SHAREHOLDERS"           means the persons who are registered for the
                                  time being as holders of the shares in the Register of Members of Roxio and Adaptec

         "US$"                    means United States dollar.

         1.2 Any reference to "COMPLETION" shall mean completion of the transfer of the assets as set out in Schedule 3 and the allotment of the ordinary shares in the share capital of Roxio Cl, Ltd in consideration thereof.

         1.3 References to Recitals and Clauses are to recitals and clauses of this Agreement and "Agreement" shall mean this Agreement.

         1.4 The headings in this Agreement are for convenience only and shall not affect the interpretation hereof.

         1.5 Where applicable, words importing the singular include the plural and vice versa, words importing any gender include every gender, references to persons include bodies corporate and unincorporate and references to time shall mean Singapore time.


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2.       TRANSFER OF ASSETS

         2.1 Subject to the terms and conditions of this Agreement, Adaptec shall transfer its SPG assets to Roxio and Roxio hereby agrees to issue to Adaptec, Consideration Shares free from all charges, liens and other encumbrances and with all rights, benefits and entitlements now or hereafter attaching thereto.

         2.2 Roxio is not obliged to complete the allotment of the Consideration Shares unless the transfer of SPG assets from Adaptec is completed simultaneously.

3.       CONSIDERATION

         3.1 The consideration for the allotment of Consideration Shares shall be the sum of US$(CONSIDERATION) being the fair market value of the SPG assets of Adaptec.

         3.2 The consideration for the Consideration Shares shall be satisfied in whole by the allotment and issue by Roxio of the Consideration Shares, credited as fully paid up to Roxio as set out in Schedule 3.

         3.3 The Consideration Shares shall be allotted and issued on terms that they will rank PARI PASSU in all respects with the existing ordinary shares in the capital of Roxio at the date of allotment.

4.       COMPLETION

         4.1 Subject as hereafter provided, completion shall take place at the office of Adaptec or such other place as the parties hereto may agree in writing on the Completion Date.

         4.2 Roxio shall, in consideration of the mutual convenants set out hereinbefore, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, duly execute in favour of Adaptec the share certificates in respect of the Consideration Shares.


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4.3      Roxio shall:

                  (a) prior to or on completion, procure the necessary approval of its Directors/Shareholders in accordance with the requirements of the Laws of Cayman Islands of its entry into this Agreement for the allotment and issue of the Consideration Shares credited as fully paid-up by Adaptec as set out in Schedule 3 as consideration for the aforesaid allotment;

                  (b) on completion, issue to Adaptec the Consideration Shares as set out in Schedule 4;

                  (c) on completion, deliver to Adaptec, the relative share certificate relating to the Consideration Shares; and

                  (d) on completion, deliver to Adaptec such waivers, consents, approvals and other documents as may be necessary to enable Adaptec to be registered as the holder of the Consideration Shares.

5.       DURATION OF THIS AGREEMENT

         All provisions of this Agreement shall not, so far as they have not been performed at completion, be in any respect extinguished or affected by completion or by any other event or matter whatsoever and shall continue in full force and effect.

6.       NO ASSIGNMENT

         Each of the Parties hereto shall not assign its rights and obligations under this Agreement without the prior written consent of the other Party.

7.       COSTS AND EXPENSES

         All costs and expenses (including without limitation, legal or other professional fees, taxes and stamp duties) incurred in the preparation, negotiation and execution of this Agreement and related documents shall (whether or not there is completion), be borne by the respective parties accordingly.


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8.       NOTICES

         Any notice or request to be given, made or served for any purpose under this Agreement shall be in writing and given, made or served by sending the same by prepaid post or delivering it by hand or sending it by facsimile transmission addressed to the parties at their respective addresses set out on the execution page or as shall have been notified (in accordance with this Clause) to the other party hereto for the purposes of this Clause and shall be deemed to have been duly served (if by hand or made by facsimile transmission) immediately or (if served by post) 7 days after posting and in proving the same it shall be sufficient to show that the transmission report confirming receipt or the envelope containing the same was duly addressed stamped and posted (as the case may be).

9.       PREVIOUS AGREEMENTS

         9.1 ENTIRE AGREEMENT : This Agreement and the documents referred to herein are in substitution for all previous agreements, covenants or undertakings, whether oral or in writing, between all or any of the parties hereto and contain the whole agreement between the parties relating to the subject matter of this Agreement.

         9.2 AMENDMENTS : No amendment or variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the parties hereto.


10.      REMEDIES

         No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by any of the parties hereto shall not constitute a waiver by such party of the right to pursue any other available remedies.

11.      SEVERANCE

         If any provision of this Agreement or part thereof is rendered void, illegal or unenforceable by any legislation to which it is subject, it shall be rendered void, illegal or unenforceable to that extent and no further.


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12.      ARBITRATION AND APPLICABLE LAW

         12.1 Any dispute arising out of or in connection with this contract, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of Singapore International Arbitration Centre ("SIAC Rules") for the time being in force which rules are deemed to be incorporated by reference to this clause.

IN WITNESS WHEREOF this Agreement has been entered into the day and year first above written.

SIGNED by                           )
                                    )
for and on behalf of                )
ADAPTEC MFG (S) PTE LTD             )
in the presence of:-                )
                                    )





SIGNED by                           )
                                    )
for and on behalf of                )
ROXIO CI LTD                        )
in the presence of:-                )
                                    )



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                                   SCHEDULE 1

                    AUTHORISED, ISSUED AND PAID-UP CAPITAL OF
                             ADAPTEC MFG (S) PTE LTD

Authorised Capital      :      S$500,000 divided into 500,000 ordinary
                               shares of S$1.00 each

Issued Capital          :      S$250,000 divided into 250,000 ordinary
                               shares of S$1.00 each

Paid-up Capital         :      S$250,000 divided into 250,000 ordinary
                               shares of S$1.00 each



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                                   SCHEDULE 2

             AUTHORISED, ISSUED AND PAID-UP CAPITAL OF ROXIO CI, LTD

Authorised Capital      :      US$50,000 divided into 50,000 ordinary
                               shares of US$1.00 each

Issued Capital          :      US$10 divided into 10 ordinary
                               shares of US$1.00 each

Paid-up Capital         :      US$10 divided into 10 ordinary
                               shares of US$1.00 each


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                                   SCHEDULE 3

ASSETS TO BE TRANSFERRED BY ADAPTEC AS CONSIDERATION FOR SHARES
ALLOTTED IN ROXIO

ASSETS                                                    FAIR MARKET VALUE.
------                                                    ------------------

a) 100% equity of CG1 Verwaltungsgesellschaft
   GmbH.

b) (To provide full description of the SPG IP)




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                                   SCHEDULE 4

CONSIDERATION SHARES TO BE ALLOTTED AND ISSUED TO ADAPTEC



NO. OF SHARES                      SHARE CERTIFICATES NOS.
-------------                      -----------------------

(To advise)





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